EXHIBIT 10.08


September 17, 2003
Mr. Marton B. Grossman
DYNAMIC INTERNATIONAL, INC.,
D/B/A DYNAMIC CLASSICS
58 Second Avenue
Brooklyn, NY 11215



         LETTER AMENDMENT (REF. #111804*F) (AMENDMENT "F") TO THE LICENSE AGREEMENT EFFECTIVE JANUARY 01, 1993 BETWEEN DAIMLERCHRYSLER COPRORATION AND DYNAMIC INTERNATIONAL, INC., D/B/A DYNAMIC CLASSICS COVERING "JEEP" AND `CHRYSLER' (REF. #111804) (AGREEMENT)


Dear Mr. Grossman:

The following, when signed by you and counter-executed by DaimlerChrysler Corporation (hereinafter "DC"), shall constitute an Amendment to the above-referenced Agreement as follows:

         SUMMARY SHEET - PARAGRAPH 1. -LICENSED PROPERTIES:

         The Licensed Property is herby amended to include the Mark PT Cruiser and Trade Dress associated with the Product.


SUMMARY SHEET - PARAGRAPH 2. - LICENSED ARTICLES:

         The Licensed Articles is hereby amended to include on a non-exclusive basis, Mark identified PT Cruiser travel gear limited to backpacks, duffel bags, luggage and audio cases, with an estimated wholesale price point of $3.00 to $50.00.


SUMMARY SHEET - PARAGRAPH 4. - TERM:

         The Term for the PT Cruiser Licensed Articles added under this Agreement shall be for a period of two (2) years and seven (7) months, commencing June 01, 2003 and is scheduled to expire on December 31, 2005.

         Licensee acknowledges that the Fifth Renewal Term of the Agreement is for three (3) years, commencing January 1, 2003 and is scheduled to expire on December 31, 2005.


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         SUMMARY SHEET - PARAGRAPH 6. - ROYALTY RATE:

The following Royalty Rate will apply to the Mark identified Chrysler PT Cruiser Licensed Articles:

6% of Gross Sales

1% of Total Sales shall be reported and paid quarterly to be used for the Licensing Institutional Advertising Campaign and may not be cross-collateralized against Guarantees which have already been paid or become due under the Agreement.

All sales for Mark identified Chrysler PT Cruiser Licensed Articles will be reported separately from the Jeep Licensed Articles and such sales may not be credited toward Jeep minimum guarantees, advance payments or minimum net sales.


SUMMARY SHEET - PARAGRAPH 7. - MINIMUM GUARANTEE:

In consideration of the additional rights granted hereunder, Licensee agrees to pay DC a Minimum Guarantee payment in the amount of $5,000.00 due and payable as follows:

Due Upon Signing $5,000.00 Advance/Guarantee

Licensee further agrees that the royalty payment referenced herein shall be in addition to any other advances due under the terms of the Agreement; and that such payment may not be cross-credited against advances which have already been paid or become due; and that payments may only be credited against sales of the Mark identified PT Cruiser Licensed Articles to which such payments apply.

Licensee's payment of one percent (1%) of Total Sales to be applied to a Licensing Institutional Advertising Campaign and may not be credited toward the Minimum Guarantee due herein.

MINIMUM NET SALES:

Licensee agrees to achieve Minimum Net Sales for the additional PT Cruiser Licensed Articles granted hereunder in the amount of $400,000.00:

$200,000.00     June 01, 2003 - December 31, 2004
$200,000.00     January 01, 2005 - December 31, 2005

SUMMARY SHEET - PARAGRAPH 14. - DISTRIBUTION

Licensee agrees to commence the bona fide distribution of the Mark-identified PT Cruiser Licensed Articles herein by no later than March 1, 2004

The following Channels of Distribution shall apply to the PT Cruiser Licensed
Articles:

Grocery Stores, Mass Market Retailers, Department Stores, Catalogs, and Clubs

SUMMARY SHEET - PARAGRAPH 17. - ADDITIONAL TERMS:

Licensee must design and develop a Collection of Product annually and produce Full Color Sales brochures no less than once per year.


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During the Term of this Agreement, should DC receive any bona fide proposal from another party seeking a license to use the PT Cruiser Mark on the Licensed Articles, subject to Licensee being in full compliance with this Agreement, DC shall give Licensee fifteen (15) business days to negotiate terms for the conversion of the rights granted hereunder to exclusive, and fifteen (15) business days from receipt of a written document from DC to execute such Agreement. DC agrees to negotiate the terms of conversion to exclusive in good faith but DC shall, in its discretion, determine whether to accept Licensees proposal or enter into an Agreement with a third party.

Except as specifically modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

Assuming the preceding statements accurately reflect your understanding, please sign the original and all copies of this Amendment in the space provided, and return them to me, along with your advance check in the amount of $5,000.00 made payable to JOESTER LORIA GROUP, INC. We will then have the Amendment executed and return a fully-executed copy to you for your files. Of course, no binding modification exists until one fully-executed copy of the Amendment has been returned to you.

If you have any questions, feel free to contact James Slifer.

Sincerely yours,



Glory Ekpe
Director, Contracts

AGREED TO AND ACCEPTED BY:
DAIMLERCHRYSLER CORPORATION                 DYNAMIC INTERNATIONAL, INC.,
                                               D/B/A DYNAMIC CLASSICS



By: /s/ Donna L. Berry                          By:  /s/ Marton B. Grossman
    --------------------------------                ----------------------------
         Donna L. Berry                                  Marton B. Grossman

Title: Sr. Staff Attorney-Trademarks         Title:   President
    --------------------------------                ----------------------------

Date:   October 2, 2003                       Date:   September 22, 2003
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